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                                                                   Exhibit 23.1


                        Consent of Independent Auditors
                        -------------------------------

The Board of Directors
American Coin Merchandising, Inc.:


We consent to incorporation by reference in the registration statement on Form S-1 filed with the Securities and Exchange Commission on October 29, 1997 of our report dated February 25, 1997, relating to the balance sheets of American Coin Merchandising, Inc. as of December 31, 1996 and 1995 and the related statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the Registration Statement on Form S-1 (No. 333-35947) of American Coin Merchandising, Inc.



                                        /s/ KPMG Peat Marwick LLP
                                        --------------------------------------
                                        KPMG Peat Marwick LLP


Boulder, Colorado
October 29, 1997